As filed with the Securities and Exchange Commission on May 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	16-1685692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Cira Centre

2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104

(215) 701-9555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph W. Pooler, Jr.

Executive Vice President, Chief Financial Officer and Treasurer

Cohen & Company Inc.

2929 Arch Street

Philadelphia, Pennsylvania 19104

Phone Number: (215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrick M. Mix, Esquire

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 18, 2026

PROSPECTUS

600,000 Shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of an aggregate of up to 600,000 shares of our common stock, par value $0.01 per share (“common stock”). An aggregate of 600,000 shares of our common stock were issued to the selling stockholders pursuant to the selling stockholders’ redemption (the “Redemption”) of units of Cohen & Company, LLC, our operating subsidiary (the “Operating LLC”), that occurred on May 15, 2026, in accordance with the terms and conditions of the Second Amended and Restated Limited Liability Agreement of the Operating LLC, dated March 6, 2026 (the “Operating Agreement”). This prospectus also covers any additional shares of common stock that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of our common stock.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. See Plan of Distribution below.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our common stock is listed on the NYSE American LLC under the symbol “COHN.” On May 12, 2026, the last reported sale price of our common stock was $13.00 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” on page 6 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2026

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, statements indicating that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date they were made, and while we believe such information formed a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus and in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, the Redemption and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” on page 6 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Cohen,” the “Company” and similar designations refer to Cohen & Company Inc.

Company Overview

The Company was incorporated in the State of Maryland in October 2003.

We are a financial services company specializing in an expanding range of capital markets and asset management services. We are a holding company that conducts our business primarily through Cohen & Company, LLC, our operating company subsidiary (the “Operating LLC”).

Capital Markets.

The Company’s Capital Markets business segment consists primarily of sales, trading, underwriting, gestation repo financing, new issue placements in corporate and securitized products, and advisory services. The Company’s sales and trading group provides trade execution to corporate investors, institutional investors, mortgage originators, and other smaller broker-dealers. The Company specializes in a variety of products, including but not limited to: corporate bonds and loans, special purpose acquisition corporation (“SPAC”) equity, preferred equity, asset backed securities, mortgage-backed securities (“MBS”), residential mortgage-backed securities, collateralized bond obligations, collateralized mortgage obligations, municipal securities, to-be-announced securities and other forward agency MBS contracts, Small Business Administration loans, U.S. government bonds, U.S. government agency securities, brokered deposits and certificates of deposit for small banks, and hybrid capital of financial institutions including whole loans and other structured financial instruments. The Company operates its capital markets activities primarily through its subsidiaries: Cohen & Company Securities, LLC in the United States and Cohen & Company Financial (Europe) S.A. in Europe. Our Capital Markets business segment also includes investment returns on financial instruments that we have received as consideration for investment banking and new issue services provided by Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, the Company’s full-service boutique investment bank providing capital markets and SPAC advisory services to corporations, financial sponsors, investors, and institutions (“CCM”).

Asset Management.

The Company’s Asset Management business segment manages assets within investment funds, managed accounts, joint ventures, and collateralized debt obligation (collectively referred to as “Investment Vehicles”). The Company’s Asset Management business segment includes its fee-based asset management operations, which include ongoing base and incentive management fees.

Principal Investing.

The Company’s Principal Investing business segment is comprised of investments that the Company has made for the purpose of earning an investment return rather than investments made to support the Company’s trading and other Capital Markets business segment activities.

1

We generate our revenue by business segment primarily through:

Capital Markets

•	Investment banking and new issue revenue comprised of (a) origination fees for newly created financial instruments, (b) revenue from advisory services, (c) revenue from underwriting, (d) new issue revenue associated with arranging and placing newly created financial instruments, and (e) any investment returns on financial instruments that the Company has acquired or received as consideration for services provided by CCM;
•	Trading activities of the Company, which include execution and brokerage services, riskless trading activities as well as gains and losses (unrealized and realized) and income and expense earned on securities and derivatives classified as trading; and
•	Revenue earned on the Company’s gestation repo financing program.

Asset Management

•	Asset management fees for the Company’s on-going asset management services provided to certain Investment Vehicles, which may include fees both senior and subordinate to the securities in the Investment Vehicle, and incentive management fees earned based on the performance of the various Investment Vehicles.

Principal Investing

•	Gains and losses (unrealized and realized) and income and expense earned on securities classified as other investments, at fair value and other investments sold, not yet purchased, which were not acquired as part of the CCM business; and
•	Income and loss earned on equity method investments.

Our principal executive office is located at 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104, and our telephone number is (215) 701-9555.

We maintain a website at www.cohenandcompany.com that provides information about our business and operations. We make our periodic and current reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information contained on or available through our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Redemption of Units of Operating LLC

The Company is a member of the Operating LLC and, in such capacity, is party to the Operating Agreement. Pursuant to the Operating Agreement, (i) a member of the Operating LLC other than the Company has the right to redeem all or a portion of the units of membership interest of the Operating LLC (“Units”) held by such member for the Cash Amount (as defined in the Operating Agreement), and (ii) if a member of the Operating LLC other than the Company has delivered to the Company and the Operating LLC a notice of redemption (a “Redemption Notice”) of all or a portion of such member’s Units, then the Company may, in its sole and absolute discretion, elect to assume and satisfy the Operating LLC’s redemption obligation and acquire some or all of the Units being redeemed in exchange for shares of common stock of the Company.

2

On May 1, 2026, (i) Daniel G. Cohen, a member of the Operating LLC, delivered to the Company and the Operating LLC a Redemption Notice electing to redeem 1,000,000 Units (the “Cohen Redeemed Units”); and (ii) the DGC Family Fintech Trust, a member of the Operating LLC, delivered to the Company and the Operating LLC a Redemption Notice electing to redeem 5,000,000 Units (the “DGC Trust Redeemed Units”) in accordance with the Operating Agreement. In accordance with the Operating Agreement, the Company elected to assume the Operating LLC’s redemption obligation and acquire all of the Cohen Redeemed Units and all of the DGC Trust Redeemed Units in exchange for (i) 100,000 shares of the Company’s common stock, with respect to the Cohen Redeemed Units, and (ii) 500,000 shares of common stock with respect to the DGC Trust Redeemed Units, in each case of (i) and (ii), as calculated in accordance with the terms and provision of the Operating Agreement. In accordance with the terms and provisions of the Operating Agreement, these 100,000 and 500,000 shares of common stock were delivered to Daniel G. Cohen and the DGC Trust, respectively, on May 15, 2026.

We are filing this registration statement to permit the selling stockholders to resell the shares from time to time. We have not entered into any registration rights agreement in connection with the Redemption.

3

The Offering

Common Stock Currently Outstanding	2,510,655 shares of our common stock were issued and outstanding at the close of business on May 12, 2026.

Common Stock Offered by the Company	None.

Common Stock Offered by the Selling Stockholders	600,000 shares.

Selling Stockholders	All of the common stock offered by this prospectus is being or will be offered by the selling stockholders named herein.

See “Selling Stockholders” beginning on page 8 for more information on the selling stockholders.

Use of Proceeds	We will not receive, directly or indirectly, any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

Plan of Distribution	The selling stockholders named in this prospectus may offer or sell their shares of common stock covered by this prospectus from time to time on the NYSE American LLC, or any exchange on which they may be listed in the future, through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may resell the common stock covered by this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions.

See “Plan of Distribution” beginning on page 10 for additional information on the methods of sale that may be used by the selling stockholders.

NYSE American LLC Symbol	COHN

Risk Factors	Investing in our common stock involves risks and uncertainties. Before making an investment decision, you should carefully consider certain risks associated with an investment in our common stock that are discussed in the documents incorporated by reference in this prospectus, as described more fully under “Risk Factors.”

The selling stockholders named in this prospectus may offer and sell up to 600,000 shares of our common stock pursuant to this prospectus. Shares of our common stock that may be offered under this prospectus are fully paid and non-assessable. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock that have been issued to the selling stockholders at the Redemption. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

4

DESCRIPTION OF CAPITAL STOCK

A description of our common stock is set forth under the heading “Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026, which is incorporated by reference herein. Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. For additional information regarding our capital stock, please refer to our charter documents filed as exhibits to the registration statement of which this prospectus is a part.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc.

5

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

In addition to the risks described in our SEC filings incorporated by reference herein, you should carefully consider the following risks related to this offering:

Sales of a substantial number of shares of our common stock by the selling stockholders, or the perception that such sales could occur, could adversely affect the market price of our common stock. The selling stockholders may sell up to 600,000 shares of our common stock pursuant to this prospectus. In addition, Daniel G. Cohen holds additional units of membership interests (“LLC Units”) in the Operating LLC, which LLC Units may be redeemed for shares of our common stock in the future, and sales of those shares may also be registered. The sale of a substantial number of shares of our common stock by the selling stockholders, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

6

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our common stock.

DIVIDEND POLICY

For information regarding our dividend policy and history, please refer to the section entitled “Market Information for Our Common Stock and Dividends” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, each of which is incorporated by reference herein. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant.

7

SELLING STOCKHOLDERS

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for the table below.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned after the offering is based on 2,510,655 shares outstanding as of May 12, 2026.

				After Offering
Name	Number of Shares Beneficially Owned		Number of Shares Offered	Number of Shares Beneficially Owned (1)		Percentage of Shares Beneficially Owned
Daniel G. Cohen	4,271,257	(2)	100,000	3,671,257	(4)	37.71%
DGC Family Fintech Trust	2,022,509	(3)	500,000	1,022,509		55.38%

(1)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions or other dispositions of shares by the selling stockholders.
(2)

Mr. Cohen is the Executive Chairman of the Board of Directors and of the Board of Managers of the Operating LLC.

The common stock includes 24,757 shares held directly by Mr. Cohen and 100,000 shares held directly by Mr. Cohen, which 100,000 common shares are covered by this prospectus. The common stock also includes 2,043,991 shares of common stock into which 20,439,906 LLC Units held directly by Mr. Cohen may be redeemed within 60 days from May 12, 2026.

The common stock includes 80,000 shares of common stock (the “EBC Shares”) held by EBC 2013 Family Trust (“EBC”). Mr. Cohen may be deemed a beneficial owner of the EBC Shares as the result of his being a trustee of EBC and because Mr. Cohen has sole voting power with respect to all securities held by the EBC.

The common stock includes 500,000 shares (the “DGC Trust Shares”) held directly by DGC Family Fintech Trust (the “DGC Trust”), which 500,000 common shares are covered by this prospectus, and 1,522,095 shares of common stock into which 15,225,095 LLC Units held by the DGC Trust may be redeemed within 60 days from May 12, 2026. Mr. Cohen may be deemed to be the beneficial owner of any securities held by the DGC Trust as a result of his ability to acquire at any time any of the DGC Trust’s assets, including any securities held by the DGC Trust (and, in turn, the sole voting and sole dispositive power with respect to such securities), by substituting other property of an equivalent value without the approval or consent of any person, including any trustee or beneficiary of the DGC Trust.

8

The common stock does not include an aggregate of 82,200 shares of common stock into which 822,001 LLC Units previously granted to Mr. Cohen on various dates, and which will vest and be delivered to Mr. Cohen between January 31, 2027 and January 31, 2029 so long as Mr. Cohen is employed by the Company or any of its subsidiaries on the applicable vesting date, may become convertible into common stock. The common stock also does not include an aggregate of 288,800 shares of common stock into which 2,888,000 restricted LTIP Units may become convertible into common stock, 1,444,000 of which LTIP Units will vest and be delivered to Mr. Cohen on March 6, 2029 and 1,444,000 of which LTIP Units will vest and be delivered to Mr. Cohen on March 6, 2032, in each case so long as Mr. Cohen is employed by the Company or any of its subsidiaries on the applicable vesting date.

The address for this stockholder is c/o Cohen & Company Inc., Cira Centre, 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104.

(3)

The common stock includes the DGC Trust Shares and 2,022,509 shares of common stock into which 20,225,095 LLC Units held by the DGC Trust may be redeemed within 60 days from May 12, 2026. Daniel G. Cohen may be deemed to be the beneficial owner of any securities held by the DGC Trust as a result of his ability to acquire at any time any of the DGC Trust’s assets, including any securities held by the DGC Trust (and, in turn, the sole voting and sole dispositive power with respect to such securities), by substituting other property of an equivalent value without the approval or consent of any person, including any trustee or beneficiary of the DGC Trust.

The address for this stockholder is c/o Cohen & Company Inc., Cira Centre, 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104.

(4)	Assumes the sale of the DGC Trust Shares by DGC Trust in this offering.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary-Redemption,” on May 15, 2026, in connection with the Redemption, we issued to the selling stockholders 600,000 shares of common stock covered by this prospectus. We are filing this registration statement to permit the selling stockholders to resell the shares from time to time.

None of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than (i) Daniel G. Cohen who has since May 24, 2022 served as the Executive Chairman of the Board of Directors of the Company and of the Board of Managers of the Operating LLC, (ii) the DGC Family Fintech Trust, of which Daniel G. Cohen may be deemed a beneficial owner as described in footnote (2) to the selling stockholders table above, or (iii) as disclosed in this prospectus or in any documents filed with the SEC and incorporated herein by reference.

9

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders at the Redemption to permit the resale of such shares of common stock by such holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses related to the registration of such shares of common stock.

Each selling stockholder, which may include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices.

A selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their employees, partners, members or stockholders;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

10

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions, rather than under this prospectus, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the prospectus supplement and the accompanying prospectus used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

In connection with distributions of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other types of transactions that require the selling stockholder to deliver shares of common stock to a broker-dealer or other financial institution, who may then resell or transfer the shares of common stock under this prospectus. The selling stockholders may also loan or pledge the shares of common stock to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares of common stock so loaned or, upon a default by the selling stockholder of a secured obligation, the broker-dealer or other financial institution may sell the pledged shares of common stock under this prospectus.

11

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

We intend to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

12

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered pursuant to this registration statement, will be passed upon for us by Duane Morris LLP, Philadelphia, Pennsylvania.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

Our website address is www.cohenandcompany.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026;
(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 4, 2026;
(c)	Our Current Reports on Form 8-K, filed with the SEC on February 13, 2026, February 20, 2026, and March 6, 2026, respectively;
(d)	The description of our shares of Common Stock contained in our registration statement on Form 8-A filed with the SEC on December 16, 2009 pursuant to Section 12(b) of the Exchange Act, including all amendments and reports filed for the purpose of updating such description; and
(e)	The description of our preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on March 10, 2020 pursuant to Section 12(b) of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Items 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the securities covered by this prospectus or the sale of securities by us pursuant to this prospectus is terminated.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available through the SEC’s Edgar database.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, without charge a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Anyone, including a beneficial owner, to whom a prospectus is delivered, may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number:

Cohen & Company Inc.
Investor Relations
2929 Arch Street, Suite 1703
Philadelphia, Pennsylvania 19104
(215) 701-8952

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

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COHEN & COMPANY INC.

600,000 Shares of Common Stock

PROSPECTUS

The date of this prospectus is May 18, 2026.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee		$1,064.75
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous	$	*
Total	$	*

* The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The registrant’s charter limits the liability of its directors and officers to the fullest extent permitted by the Maryland General Corporation Law (as amended from time to time, the “MGCL”) and, together with the registrant’s bylaws, requires the registrant to indemnify its present and former directors and any individual who, while its director and at the request of the registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee against liabilities to the fullest extent allowed under Maryland law. The registrant’s charter and bylaws permit the registrant, with the approval of its board of directors, to indemnify and advance or reimburse the expenses of any officer, employee or agent of the registrant or of any predecessor, to the maximum extent permitted by the MGCL. Accordingly, the registrant has entered into indemnification agreements which provide for indemnification of its officers to the fullest extent allowed under Maryland law. The registrant maintains director’s and officer’s insurance for the benefit of the company and the benefit of its officers and directors.

The MGCL requires a corporation (unless its charter provides otherwise, which the registrant’s does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The registrant’s bylaws obligate the registrant, to the fullest extent permitted by Maryland law in effect from time to time, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director who is made a party to the proceeding by reason of his or her service in that capacity; or
•	make any individual who, while its director and at the registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the registrant for liability arising under the Securities Act, the registrant has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The registrant’s charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The foregoing summaries are necessarily subject to the complete text of the MGCL, the registrant’s charter and bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibit Index.

Exhibit No.	Description
4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on February 6, 2004).

4.2	Articles of Amendment changing name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 filed with the Commission on October 20, 2006).

4.3	Articles of Amendment to Effectuate a Reverse Stock Split (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 17, 2009).

4.4	Articles of Amendment to Set Par Value (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 17, 2009).

4.5	Articles Supplementary — Series A Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 17, 2009).

4.6	Articles Supplementary — Series B Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 17, 2009).

4.7	Articles of Amendment to change Name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 17, 2009).

4.8	Articles Supplementary - Series C Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2009).

Exhibit No.	Description
4.9	Articles of Amendment Changing Name to Institutional Financial Markets, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on January 24, 2011).

4.10	By-laws, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on October 11, 2005).

4.11	Articles Supplementary — Series D Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on December 31, 2012).

4.12	Articles Supplementary — Series E Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on May 13, 2013).

4.13	Articles of Amendment Changing Name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 1, 2017).

4.14	Articles of Amendment to Effectuate a Reverse Stock Split and to Set Par Value (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 1, 2017).

4.15	Cohen & Company Inc. Articles Supplementary Series F Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 31, 2019).

4.16	Form of 10.50% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on July 26, 2011).

4.17	Junior Subordinated Indenture, dated as of June 25, 2007, by and between Alesco Financial Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on June 29, 2007).

4.18	Supplemental Indenture No. 1 to Junior Subordinated Indenture, dated January 26, 2024, by and between Cohen & Company Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 29, 2024).

4.19	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (file no. 001-32026) filed with the Commission on March 10, 2010).

4.20	Registration Rights Agreement, dated as of May 9, 2013, by and among Institutional Financial Markets, Inc., Cohen Bros. Financial, LLC and Mead Park Capital Partners LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (file no. 001-32026) filed with the Commission on May 13, 2013).

4.21	Form of Indenture (incorporated by reference to Exhibit 4.18 to the Registrant’s Registration Statement on Form S-3 (file no. 333-193975) filed with the Commission on February 14, 2014).

4.22	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 6, 2020).

Exhibit No.	Description
4.23	Section 382 Rights Agreement, dated as of January 2, 2024, between Cohen & Company Inc. and Computershare Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2024).

5.1*	Opinion of Duane Morris LLP.

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).

107*	Filing Fee Table.

*   Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on May 18, 2026.

COHEN & COMPANY INC.

By:	/s/ Lester R. Brafman
Lester R. Brafman
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lester R. Brafman and Joseph W. Pooler, Jr., and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lester R. Brafman	Chief Executive Officer	May 18, 2026
Lester R. Brafman	(Principal Executive Officer)

/s/ Daniel G. Cohen	Executive Chairman	May 18, 2026
Daniel G. Cohen

/s/ G. Steven Dawson	Director	May 18, 2026
G. Steven Dawson

/s/ Jack J. DiMaio, Jr.	Director	May 18, 2026
Jack J. DiMaio, Jr.

/s/ Jack Haraburda	Director	May 18, 2026
Jack Haraburda

/s/ Diana Louise Liberto	Director	May 18, 2026
Diana Louise Liberto

/s/ Joseph W. Pooler, Jr.	Executive Vice President, Chief Financial Officer and Treasurer	May 18, 2026
Joseph W. Pooler, Jr.	(Principal Financial Officer)

/s/ Douglas Listman	Chief Accounting Officer and Assistant Treasurer	May 18, 2026
Douglas Listman	(Principal Accounting Officer)